Exhibit 99.1

For Immediate Release:

Media Contact:	Investor Contact:
Matt Schuler	Samir Khanal
Director of Communications	Senior Director of Investor Relations
216.755.5500	216.755.5500
mschuler@ddr.com	skhanal@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE OF $0.28

FOR THE QUARTER ENDED SEPTEMBER 30, 2013

BEACHWOOD, OHIO, November 4, 2013 – DDR Corp. (NYSE: DDR) today announced operating results for the third quarter ended September 30, 2013.

SIGNIFICANT THIRD QUARTER ACTIVITY

•	Generated Operating FFO of $0.28 per diluted share, an increase of 3.7% compared to third quarter of 2012

•	Revised guidance upward to $1.10 to $1.12 of Operating FFO per diluted share based on strong year-to-date operating results

•	Executed 443 new leases and renewals for 3.0 million square feet

•	Increased the portfolio leased rate by 20 basis points to 94.8% at September 30, 2013 from 94.6% at June 30, 2013 and by 80 basis points from 94.0% at September 30, 2012

•	Generated positive leasing spreads, with new leases up 12.3% at 100% ownership and 14.5% on a pro rata basis, and renewals up 7.4% at 100% ownership and 7.0% on a pro rata basis; blended spreads were up 8.4% at 100% ownership and 8.6% on a pro rata basis

•	Generated same store net operating income growth of 3.3% at 100% ownership and 3.1% on a pro rata basis as compared to the prior year

•	Acquired $259 million of wholly-owned prime shopping centers

•	Closed on a new unconsolidated joint venture with Blackstone that acquired a portfolio of seven prime power centers with a total value of $332 million

•	Completed the disposition of $138 million of non-prime assets; DDR’s pro rata gross proceeds were $104 million

“We are very pleased with the consistent execution of our strategic initiatives and the solid operating results produced during the third quarter. We are optimistic regarding future performance and look forward to continued momentum,” commented DDR’s chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s third quarter Operating Funds From Operations attributable to common shareholders (“Operating FFO”) increased to $90.0 million, or $0.28 per diluted share, which compares to $82.9 million, or $0.27 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the three-month period ended September 30, 2013, as compared to the same period in 2012, primarily is due to organic growth as well as shopping center acquisitions, partially offset by asset dispositions.

Funds From Operations attributable to common shareholders (“FFO”) for the three-month period ended September 30, 2013 decreased to $89.9 million, or $0.28 per diluted share, which compares to $112.7 million, or $0.37 per diluted share, for the prior-year comparable period. The decrease in FFO for the three-month period ended September 30, 2013, as compared to the same period in 2012, primarily is due to the gain on change in control of interests recorded in 2012 partially offset by organic growth and net shopping center acquisition activity.

Operating FFO for the nine-month period ended September 30, 2013 increased to $262.2 million, or $0.82 per diluted share, which compares to $221.3 million, or $0.76 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the nine-month period ended September 30, 2013, as compared to the same period in 2012, primarily is due to the same factors impacting Operating FFO for the three-month period.

FFO for the nine-month period ended September 30, 2013 increased to $252.4 million, or $0.79 per diluted share, which compares to $250.5 million, or $0.86 per diluted share, for the prior-year comparable period. The increase in FFO for the nine-month period ended September 30, 2013, as compared to the same period in 2012, primarily is due to the same factors impacting FFO for the three-month period, as well as a reduction in impairment charges of non-depreciable assets and the loss on debt retirement related to the Company’s repurchase of unsecured senior notes in 2012.

Net loss attributable to common shareholders for the three-month period ended September 30, 2013 was $7.0 million, or $0.02 per diluted share, which compares to net income of $13.3 million, or $0.04 per diluted share, for the prior-year comparable period. Net loss attributable to common shareholders for the nine-month period ended September 30, 2013 was $43.7 million, or $0.14 per diluted share, which compares to net loss of $53.2 million, or $0.19 per diluted share, for the prior-year comparable period. The change in net loss attributable to common shareholders for both the three- and nine-month periods ended September 30, 2013, as compared to the same periods in 2012, primarily is due to the same factors impacting FFO for such period.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended September 30, 2013, highlight continued strong leasing activity throughout the portfolio:

•	Executed 210 new leases aggregating approximately 0.9 million square feet and 233 renewals aggregating approximately 2.1 million square feet

•	Generated positive leasing spreads for the third quarter, with new leases up 12.3% at 100% ownership and 14.5% on a pro rata basis, and renewals up 7.4% at 100% ownership and 7.0% on a pro rata basis; blended spreads were up 8.4% at 100% ownership and 8.6% on a pro rata basis

•	The portfolio leased rate increased to 94.8% at September 30, 2013, as compared to 94.6% at June 30, 2013 and 94.0% at September 30, 2012

•	Same store net operating income (“NOI”) increased by 3.3% at 100% ownership for the three-month period ended September 30, 2013 as compared to the prior-year comparable period and 3.1% on a pro rata basis

•	Total portfolio average annualized base rent per occupied square foot as of September 30, 2013 was $14.00, as compared to $13.79 at September 30, 2012

ACQUISITIONS & FINANCINGS

In July 2013, the Company acquired two regional power centers in Orlando, Florida and Atlanta, Georgia, with a combined gross leasable area of 1.4 million square feet for a gross purchase price of $258.5 million. The Company assumed two mortgages aggregating $139.4 million.

In August 2013, a joint venture between consolidated affiliates of the Company and Blackstone acquired a portfolio of seven prime shopping centers totaling approximately 2.4 million square feet for $332 million. An affiliate of Blackstone owns 95% of the common equity of the joint venture, and the remaining 5% interest is owned by the Company. The joint venture assumed $207 million of mortgage debt and entered into $28 million of additional mortgage debt. In addition, the Company’s investment includes $30 million in preferred equity with a fixed distribution rate of 9%. The Company provides leasing and management services and has the right of first offer to acquire four of the assets under specified conditions.

In October 2013, the Company acquired sole ownership of a portfolio of 30 prime power centers that were previously owned by an existing joint venture with Blackstone Real Estate Partners VII L.P. (“Blackstone”). The investment was funded through a combination of proceeds from the issuance of new common equity, unsecured debt, preferred equity and mezzanine loan repayments, and the assumption of existing mortgage debt.

DISPOSITIONS

In the third quarter of 2013, the Company sold 11 consolidated operating shopping centers, aggregating approximately 1.1 million square feet, and non-income producing assets generating gross proceeds of approximately $66.8 million. The Company recorded an aggregate net gain of approximately $10.6 million related to asset sales in the third quarter of 2013. During the same period, the Company’s unconsolidated joint ventures sold five operating shopping centers aggregating approximately 1.1 million square feet, and non-income producing assets generating gross proceeds of approximately $71.1 million, of which the Company’s pro rata share was $37.0 million.

2013 GUIDANCE

As a result of strong year-to-date operating metrics, the Company is revising 2013 guidance for Operating FFO to a range between $1.10 and $1.12 per diluted share from $1.08 to $1.11 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition. Other real estate companies may calculate FFO and Operating FFO in a different manner. Operating FFO is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended September 30, 2013. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR CORP.

DDR is an owner and manager of 431 value-oriented shopping centers representing 117 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com, as well as on Twitter, LinkedIn, Facebook and Pinterest.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, November 5, 2013, at 10:00 a.m. Eastern Time. To participate, please dial 800.798.2864 (domestic), or 617.614.6206 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 34370884. Access to the live call and replay will also be available through the Company’s website. The replay will be available through November 12, 2013.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Revenues:
Minimum rents	$150,654	$134,046	$436,950	$387,299
Percentage and overage rents	885	296	3,261	2,433
Recoveries from tenants	48,443	41,839	140,896	123,953
Ancillary and other property income	7,979	6,832	21,090	19,424
Management, development and other fee income	10,283	10,152	31,195	33,127
Other (A)	1,124	4,112	6,649	4,818

	219,368	197,277	640,041	571,054

Expenses:
Operating and maintenance	34,728	31,287	101,412	93,215
Real estate taxes	28,541	24,668	82,940	73,326
Impairment charges (B)	24,136	2,560	54,134	44,692
General and administrative	19,246	18,547	59,123	56,691
Depreciation and amortization	74,141	59,620	211,200	178,535

	180,792	136,682	508,809	446,459

Other income (expense):
Interest income	6,691	5,661	20,365	9,829
Interest expense (C)	(57,936)	(53,724)	(166,990)	(161,203)
Loss on debt retirement, net	—	—	—	(13,495)
Other income (expense), net (D)	(2,282)	(1,868)	(3,288)	(7,100)

	(53,527)	(49,931)	(149,913)	(171,969)

(Loss) income before earnings from equity method investments and other items	(14,951)	10,664	(18,681)	(47,374)
Equity in net income of joint ventures	3,780	5,486	5,543	16,966
Impairment of joint venture investments (B)	—	(26,111)	—	(26,671)
Gain on change in control of interests	—	40,645	1,066	79,993
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(406)	(263)	(2,481)	(798)

(Loss) income from continuing operations	(11,577)	30,421	(14,553)	22,116
Income (loss) from discontinued operations (E)	9,443	(3,816)	(2,623)	(53,671)

(Loss) income before gain on disposition of real estate	(2,134)	26,605	(17,176)	(31,555)
Gain on disposition of real estate, net of tax	1,929	261	347	6,161

Net (loss) income	(205)	26,866	(16,829)	(25,394)
Loss attributable to non-controlling interests	(170)	(128)	(556)	(424)

Net (loss) income attributable to DDR	$(375)	$26,738	$(17,385)	$(25,818)
Write-off of preferred share original issuance costs	—	(5,804)	(5,246)	(5,804)
Preferred dividends	(6,608)	(7,681)	(21,113)	(21,616)

Net (loss) income attributable to common shareholders	$(6,983)	$13,253	$(43,744)	$(53,238)

Funds From Operations (“FFO”):
Net (loss) income attributable to common shareholders	$(6,983)	$13,253	$(43,744)	$(53,238)
Depreciation and amortization of real estate investments	72,421	59,102	207,560	179,246
Equity in net income of joint ventures	(3,780)	(5,486)	(5,543)	(16,966)
Impairment of depreciable joint venture investments	—	26,111	—	26,671
Joint ventures’ FFO	12,731	13,843	37,103	40,461
Non-controlling interests (OP Units)	54	48	162	144
Impairment of depreciable real estate assets	24,136	5,698	64,237	77,752
(Gain) loss on disposition of depreciable real estate, net	(8,701)	153	(7,417)	(3,527)

FFO attributable to common shareholders	89,878	112,722	252,358	250,543

Non-operating items, net (F)	147	(29,819)	9,814	(29,222)

Operating FFO	$90,025	$82,903	$262,172	$221,321

Earnings per share – Diluted (G)	$(0.02)	$0.04	$(0.14)	$(0.19)

Funds From Operations – Diluted (G)	$0.28	$0.37	$0.79	$0.86

Operating Funds From Operations – Diluted (G)	$0.28	$0.27	$0.82	$0.76

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data

	September 30, 2013	December 31, 2012
Assets:
Real estate and rental property:
Land	$1,902,915	$1,900,401
Buildings	5,970,428	5,773,961
Fixtures and tenant improvements	542,226	489,626

	8,415,569	8,163,988
Less: Accumulated depreciation	(1,779,865)	(1,670,717)

	6,635,704	6,493,271
Land held for development and construction in progress	496,368	475,123
Real estate held for sale, net	7,369	—

Real estate, net	7,139,441	6,968,394
Investments in and advances to joint ventures	631,983	613,017
Cash	35,351	31,174
Restricted cash	25,853	23,658
Notes receivable, net	77,857	68,718
Receivables, including straight-line rent, net	119,061	126,228
Other assets, net	315,597	224,648

	$8,345,143	$8,055,837

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$42,869	$147,905
Unsecured debt	2,453,336	2,147,097
Unsecured term loan	350,000	350,000
Mortgage and other secured debt	1,749,852	1,674,141

	4,596,057	4,319,143
Dividends payable	49,826	44,210
Other liabilities	346,933	326,024

Total liabilities	4,992,816	4,689,377
Preferred shares	405,000	405,000
Common shares	32,422	31,524
Paid-in-capital	4,789,730	4,629,257
Accumulated distributions in excess of net income	(1,867,741)	(1,694,822)
Deferred compensation obligation	16,492	15,556
Accumulated other comprehensive income	(29,866)	(27,925)
Less: Common shares in treasury at cost	(17,484)	(16,452)
Non-controlling interests	23,774	24,322

Total equity	3,352,327	3,366,460

	$8,345,143	$8,055,837

DDR Corp.

Financial Highlights

(A)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Lease termination fees	$1.0	$4.0	$6.2	$4.5
Other miscellaneous	0.1	0.1	0.4	0.3

	$1.1	$4.1	$6.6	$4.8

(B)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Land held for development	$—	$1.6	$—	$8.0
Undeveloped land	—	1.0	2.6	20.1
Assets marketed for sale	24.1	—	51.5	16.6

Total continuing operations	24.1	2.6	54.1	44.7
Sold assets	—	5.7	12.7	61.1

Total discontinued operations	—	5.7	12.7	61.1

Joint venture investments	—	26.1	—	26.7

Total impairment charges	$24.1	$34.4	$66.8	$132.5

(C)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Non-cash interest expense related to amortization of the debt discount	$2.7	$2.6	$8.0	$8.3

(D)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Transaction and other (expenses) income	$(1.9)	$0.1	$(2.4)	$(3.0)
Litigation-related expenses	(0.4)	(2.0)	(1.2)	(3.5)
Debt extinguishment gain (costs), net	—	—	0.3	(0.6)

	$(2.3)	$(1.9)	$(3.3)	$(7.1)

DDR Corp.

Financial Highlights

(E)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Revenues from operations	$2.2	$7.8	$12.0	$27.1

Operating expenses	0.6	2.5	3.6	9.5
Impairment charges	—	5.7	12.7	61.1
Interest, net	0.4	1.5	2.6	6.0
Depreciation and amortization	0.5	1.7	2.9	7.3

Total expenses	1.5	11.4	21.8	83.9

Income (loss) before gain (loss) on disposition of real estate	0.7	(3.6)	(9.8)	(56.8)
Gain (loss) on disposition of real estate, net	8.7	(0.2)	7.2	3.1

Net income (loss)	$9.4	$(3.8)	$(2.6)	$(53.7)

(F)	The gains and charges excluded from Operating FFO for the three- and nine-month periods ended September 30, 2013 and 2012, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Non-cash impairment charges – non-depreciable consolidated assets	$—	$2.6	$2.6	$28.1
Loss on debt retirement	—	—	—	13.5
Other expense (income), net – transaction costs, litigation costs debt extinguishment (gain) costs and other expenses	2.4	2.9	4.0	8.1
Equity in net (income) loss of joint ventures – currency adjustments, debt extinguishment costs, gain on sale of assets and other expenses	(0.4)	(0.3)	(0.7)	0.8
Non-cash gain on disposition of non-depreciable real estate, net	(1.9)	(0.2)	(0.2)	(5.8)
Non-cash gain on change in control of interests	—	(40.6)	(1.1)	(80.0)
Non-cash loss on debt extinguishment – discontinued operations	—	—	—	0.3
Non-cash write-off of preferred share original issuance costs	—	5.8	5.2	5.8

Total adjustments from FFO to Operating FFO	$0.1	$(29.8)	$9.8	$(29.2)

DDR Corp.

Financial Highlights

(G)	The Company’s per share information is as follows:

	At September 30,
	2013	2012
Common shares outstanding	324.1	309.7
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Earnings per common share:
Basic	$(0.02)	$0.04	$(0.14)	$(0.19)

Diluted	$(0.02)	$0.04	$(0.14)	$(0.19)

Basic – average shares outstanding	318.2	302.2	316.1	286.0

Diluted – average shares outstanding	318.2	302.9	316.1	287.7

Dividends Declared:	$0.135	$0.12	$0.405	$0.36

FFO per share:
Basic	$0.28	$0.37	$0.79	$0.87

Diluted	$0.28	$0.37	$0.79	$0.86

Weighted average common shares outstanding	320.2	304.5	318.3	288.2

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	320.6	304.9	318.7	288.6

Assumed conversion of dilutive securities	0.5	0.7	0.5	1.6

FFO Weighted average common shares and OP Units – Diluted	321.1	305.6	319.2	290.2

Operating FFO:
Diluted	$0.28	$0.27	$0.82	$0.76

Operating FFO Weighted average common shares and OP Units – Diluted	321.1	305.6	319.2	290.2

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Revenues:
Minimum rents	$131,599	$133,008	$395,823	$357,415
Percentage and overage rents	394	272	1,474	444
Recoveries from tenants	32,887	32,268	98,396	80,083
Other	16,791	17,639	49,910	60,076

	181,671	183,187	545,603	498,018
Expenses:
Operating and maintenance	43,729	40,935	126,637	121,491
Real estate taxes	21,706	21,256	64,752	52,761

Net operating income	116,236	120,996	354,214	323,766

Impairment charges (A)	21,875	—	66,438	840
Depreciation and amortization of real estate investments	58,080	64,491	179,027	142,361
Interest expense	58,433	58,876	175,840	167,740

(Loss) income before other items	(22,152)	(2,371)	(67,091)	12,825
Income tax expense	(6,446)	(6,591)	(20,299)	(18,781)

Loss from continuing operations	(28,598)	(8,962)	(87,390)	(5,956)
Discontinued operations:
Loss from operations	(2,403)	(42,976)	(7,054)	(57,661)
(Loss) gain on disposition, net	(21,228)	1,183	(27,133)	1,290

Loss before gain on disposition of assets	(52,229)	(50,755)	(121,577)	(62,327)
Gain on disposition of assets, net	151	1,128	794	14,230

Net loss	$(52,078)	$(49,627)	$(120,783)	$(48,097)
Non-controlling interests	(5,800)	(6,155)	(19,715)	(19,689)

Net loss attributable to unconsolidated joint ventures	$(57,878)	$(55,782)	$(140,498)	$(67,786)

Net income (loss) at DDR’s ownership interests	$2,800	$(1,613)	$4,328	$11,739
Basis differences	980	7,099	1,215	5,227

Equity in net income of joint ventures	$3,780	$5,486	$5,543	$16,966

FFO at DDR’s ownership interests (B)	$12,731	$13,843	$37,103	$40,461

Operating FFO at DDR’s ownership interests (B)	$12,331	$13,579	$36,413	$41,238

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	September 30, 2013	December 31, 2012
Land	$1,552,832	$1,569,548
Buildings	4,653,035	4,681,462
Fixtures and tenant improvements	284,451	244,293

	6,490,318	6,495,303
Less: Accumulated depreciation	(873,212)	(833,816)

	5,617,106	5,661,487
Land held for development and construction in progress (C)	283,241	348,822

Real estate, net	5,900,347	6,010,309
Cash and restricted cash	355,283	467,200
Receivables, including straight-line rent, net	104,422	99,098
Other assets, net	410,985	427,014

	$6,771,037	$7,003,621

Mortgage debt (D)	$4,210,034	$4,246,407
Notes and accrued interest payable to DDR	156,743	143,338
Other liabilities	293,711	342,614

	4,660,488	4,732,359
Redeemable preferred equity	198,521	154,556
Accumulated equity	1,912,028	2,116,706

	$6,771,037	$7,003,621

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	For the three- and nine-month periods ended September 30, 2013, impairment charges were recorded of which the Company’s proportionate share was approximately $2.7 million and $7.5 million, respectively.

(B)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Net loss attributable to unconsolidated joint ventures	$(57.9)	$(55.8)	$(140.5)	$(67.8)
Depreciation and amortization of real estate investments	58.6	68.3	180.9	157.7
Impairment of depreciable real estate assets	21.9	39.4	66.4	47.6
Loss (gain) on sale of depreciable real estate	21.2	(1.2)	26.7	(14.4)

FFO	$43.8	$50.7	$133.5	$123.1

FFO at DDR ownership interests	$12.7	$13.8	$37.1	$40.5

Operating FFO at DDR’s ownership interests (1)	$12.3	$13.6	$36.4	$41.2

DDR joint venture distributions received, net	$4.3	$3.5	$18.7	$19.9

(1)	Excluded from Operating FFO is the Company’s proportionate share of net activity related to foreign currency adjustments, debt extinguishments gains and losses and other expenses as disclosed above in this press release in Note F.

(C)	The Company’s proportionate share of land held for development and construction in progress is as follows (in millions):

	September 30, 2013	December 31, 2012
Company’s proportionate share	$78.5	$100.9

(D)	Mortgage debt consists of the following (in millions):

	September 30, 2013	December 31, 2012
Company’s proportionate share	$692.8	$724.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	22.0	48.2